UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 South Clearview Parkway

Jefferson, Louisiana 70121

(Address of principal executive offices) (Zip Code)

(504) 729-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 3, 2013, Stewart Enterprises, Inc. (the “Company”) issued a press release reporting that its Board of Directors increased its annual cash dividend on its Class A and Class B common stock by 12.5% to $0.18 per share compared to the previous $0.16 per share and declared a quarterly cash dividend. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release by Stewart Enterprises, Inc. dated April 3, 2013 reporting that its Board of Directors increased its annual cash dividend by 12.5% to $0.18 per share and declared a quarterly cash dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.

April 3, 2013	/s/ Angela M. Lacour
Angela M. Lacour
Senior Vice President of Finance
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release by Stewart Enterprises, Inc. dated April 3, 2013 reporting that its Board of Directors increased its annual cash dividend by 12.5% to $0.18 per share and declared a quarterly cash dividend